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                                                                      Exhibit 23



                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-84754 and 333-16765 on Forms S-8 of MK Gold Company of our report dated February 12, 1999, appearing in and incorporated by reference in this Annual Report on Form 10-K of MK Gold Company for the year ended December 31, 1998.


DELOITTE & TOUCHE LLP

Salt Lake City, Utah
March 29, 1999